AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1999
                                                   REGISTRATION NO. 333-66207


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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ------------------------


                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-4

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           ------------------------



                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
             (Exact name of registrant as specified in its charter)

          MARYLAND                   6798                   84-1259577
      (State or other         (Primary Standard          (I.R.S. Employer
      jurisdiction of             Industrial          Identification Number)
      incorporation or       Classification Code
       organization)               Number)

1873 South Bellaire Street,                            Peter K. Kompaniez
       17th Floor                                     Vice Chairman of the
   Denver, Colorado 80222                              Board of Directors
      (303) 757-8101                                1873 South Bellaire Street,
  (Address, including zip                                  17th Floor
    code, and telephone                               Denver, Colorado 80222
   number, including area                               (303) 757-8101
   code, of co-registrants'                      (Name, address, including zip
 principal executive offices)                          code, and telephone
                                                   number, including area code,
                                                      of agent for service)

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                                 Copies to:

           MICHAEL V. GISSER                       ALLAN R. WILLIAMS
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM             PROSKAUER ROSE LLP
                  LLP                                1585 BROADWAY
        300 SOUTH GRAND AVENUE                 NEW YORK, NEW YORK 10036
     LOS ANGELES, CALIFORNIA 90071                  (212) 969-3000
            (213) 687-5000


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   Approximate date of commencement of proposed sale to the public: Not applicable.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and if there is compliance with General Instruction G, check the following box. [ ]
   If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


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   The registrant hereby deregisters 5,314,000 shares of Class A Common
Stock, par value $.01 per share, of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), which were not sold in connection with the merger of Insignia Properties Trust, a Maryland real estate investment trust, with and into AIMCO.




                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Apartment Investment and Management Company has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of March, 1999.


                                 APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY


                                 By: /s/ TERRY CONSIDINE
                                    ------------------------------------
                                         Terry Considine,
                                    Chairman and Chief Executive Officer



   Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                 TITLE
        ---------                                 -----

/s/ TERRY CONSIDINE                  Chairman and Chief Executive Officer and
---------------------------          Director and Principal Executive Officer
    Terry Considine

/s/ PETER K. KOMPANIEZ*              Vice Chairman and President and Director
---------------------------
    Peter K. Kompaniez

/s/ TROY D. BUTTS*                   Senior Vice President and Chief Financial
---------------------------          Officer and Principal Accounting Officer
    Troy D. Butts

/s/ RICHARD S. ELLWOOD*              Director
---------------------------
    Richard S. Ellwood

/s/ J. LANDIS MARTIN*                Director
---------------------------
    J. Landis Martin

/s/ THOMAS L. RHODES*                Director
---------------------------
    Thomas L. Rhodes

/s/ JOHN D. SMITH*                   Director
---------------------------
    John D. Smith

*By: /s/ TERRY CONSIDINE
    -----------------------
         Terry Considine
         Attorney-in-Fact